EXHIBIT B (PAGE 1 OF 2)
                                             16TH RULE 24 CERTIFICATE
                                             FILE NO. 70-7833

                    NATIONAL FUEL RESOURCES, INC.

                            BALANCE SHEET

                         AT DECEMBER 31, 1995
                             (Unaudited)

ASSETS

Current Assets:

       Cash                                           $    54,490
       Short Term Investments                           2,843,772
       Accounts Receivable                              6,330,541
       Accounts Receivable-Intercompany                    20,116
       Reserve for Doubtful Accounts                    (676,151)
       Other Current Assets                             1,794,377
                                                      ____________

                                                      $10,367,145

Property, Plant, and Equipment
       Furniture and Fixtures                              68,582
       Less - Accumulated Depreciation                     17,573
                                                      ____________

                                                          $51,009

Other Assets:

       Long Term Investments                            1,000,603
       Other Deferred Debits                               46,905
       Deferred Tax Asset                                      --
                                                      ____________

                                                      $ 1,047,508
                                                      ____________


                                                      $11,465,662
                                                      ============

                                             EXHIBIT B (PAGE 2 OF 2)
                                             16TH RULE 24 CERTIFICATE
                                             FILE NO. 70-7833

                    NATIONAL FUEL RESOURCES, INC.

                            BALANCE SHEET

                         AT DECEMBER 31, 1995
                             (Unaudited)

LIABILITIES

Current Liabilities:
       Accounts Payable                               $ 1,750,008
       Accrued Liabilities                                568,247
       Accrued Sales Tax                                   15,452
       Current Income Taxes-Federal                       134,045
                           -State                          57,590
       Accounts Payable-Intercompany                    1,035,475
       Dividends Payable                                   35,000
                                                      ____________

                                                        3,595,817
Long Term Liabilities:

       Deferred Income Taxes                            (180,823)
       Miscellaneous Deferred Credits                     484,847
                                                      ____________

                                                      $   304,023

Stockholder's Equity:

       Common Stock                                        10,000
       Capital Paid in Excess of Par                    3,490,000
       Retained Earnings                                4,135,822
       Retained Earnings - Dividends                     (70,000)
                                                      ____________

                                                      $ 7,565,822
                                                      ____________

                                                      $11,465,622
                                                      ============